EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 793-4151
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC.’S GUARANTEED STUDENT

LOAN ASSETS CONTINUE TO GROW IN THE THIRD QUARTER

San Diego, CA. – October 15, 2003 – Education Lending Group, Inc., (NASDAQ:EDLG) today announced that it ended the third quarter with approximately $2.7 billion dollars of guaranteed student loans on its balance sheet, up from $2.1 billion at the end of the second quarter. All of the Company’s marketing channels, Student Loan Xpress, Inc., the Grad Partners Program, Consolidation Assistance Program, and Education Funding Resources, LLC, contributed to this successful growth.

Jim Clark, EVP and CFO stated, “ Our upcoming third quarter release will provide full details of our quarterly results.”

Education Lending Group will from time to time post financial metrics such as the item listed above. Investors and shareholders should check the Company’s web site at www.educationallendinggroup.com for disclosure of such items.

Education Lending Group markets products, services and solutions to the Federal Guaranteed Student Loan Industry. Education Lending Group is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services.

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2002 Annual Report on Form 10-KSB, filed on March 31, 2003. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB and Form 10-QSB filings.